                                                                  Exhibit 10(d)

VIA Facsimile and U.S. Mail

November 4, 1998

To the Holders of 6% Convertible Preferred Stock of Interleaf, Inc.



Re:       6% Convertible Preferred Stock

Gentlemen:

Reference is made to the Letter Agreement dated October 27, 1998 (the "Letter Agreement"), sent by Interleaf, Inc. ("Interleaf") to each of you as holders of the 6% Convertible Preferred Stock of Interleaf ("6% Preferred").



Commitments Received From 75% of the Holders

Interleaf is pleased to advise you that it has received executed counterparts to the Letter Agreement from the holders of at least 75% of the 6% Preferred currently outstanding. Accordingly, we are moving forward to close the transactions contemplated by the Letter Agreement immediately.



Additional Terms

In connection with obtaining the executed counterparts to the Letter Agreement, the Company agreed that if the Company enters into written commitment(s) to issue equity or debt securities for cash or other consideration (other than in connection with the exercise of currently outstanding employee options) during the period beginning on the date hereof and ending on January 31, 1999, the Company shall offer to all holders of 6% Preferred who returned an executed counterpart to the Letter Agreement the opportunity to participate in such issuance on the same terms and conditions offered to other investors participating therein.

Participation in any such issuance by all holders of 6% Preferred who returned an executed counterpart to the Letter Agreement shall be capped at the lesser of 100% of the aggregate portion of such issuance being offered to such other investors or 50% of the notional value (i.e., $1,000 per share) of the aggregate shares of 6% Preferred held by such holders as of the date of the Letter Agreement, with each holder being offered a participation therein based on its pro rata portion of the aggregate shares of 6% Preferred held by such holders as of the date of the Letter Agreement.

Please note that you are not being asked to make any decision regarding your participation in any such issuance at this time. The Company will provide you with notice of, and information and documentation concerning any such issuance, if any, at the time thereof, and you will be given five days from such notice to respond.

                                                   Series D Closing Instructions
                                                                November 4, 1998
                                                                     Page 2 of 3



Closing Information

1. Please sign where provided below and attached certificate(s) representing all shares of Series D Stock held by you, accompanied by stock powers duly endorsed in blank or duly executed instruments of transfer.

2. Within three (3) business days from the receipt by Interleaf of certificates representing all shares of Series D Stock held by you and by all other persons who executed a counterpart to the Letter Agreement, Interleaf will: (a) instruct its transfer agent to issue such number of shares of Common Stock to you as required under the Letter Agreement; and
     (b) mail to you (i) a check in the dollar amount required under the Letter Agreement, and (ii) certificate(s) representing the balance, if any, of shares of Series D Stock still held by you.

3. The Company hereby represents and warrants to each of you that the shares of Common Stock to be delivered to you were registered under the Securities Act of 1933 on the Registration Statement on Form S-3 filed by the Company on November 26, 1997.

4. Each of you hereby represents and warrants to the Company, severally and not jointly, that:

     a) you have, and upon consummation of the transactions contemplated by this Letter Agreement the Company will acquire, good, valid and marketable title to all of the shares of Series D Stock set forth beside your name on the signature pages hereto, free and clear of all liens;

     b) you have reviewed all reports and proxy statements filed by the Company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 since March 31, 1998;

     c) you have had the opportunity to make inquiry concerning the Company and its business and personnel and the terms of this transaction;

     d) the officers of the Company have made available to you any and all written information that you have requested and have answered to your satisfaction all inquiries made by you; and

     e) you are not subject to any claim of any broker, finder, consultant or intermediary who might, directly or indirectly, be entitled to a fee or commission in connection with the consummation of the transactions contemplated hereby.

5. Each of you hereby (a) withdraws all notices of conversion of Series D Stock under the Agreement with respect to which shares of Common Stock have not been issued and delivered by the Company prior to the date hereof, and
     (b) releases the Company and its directors and officers from all manner of claims, liabilities, obligations or suits, in law or in equity, with respect thereto.

6. The Preferred Stock Investment Agreements dated as of September 30, 1997 between the Company and each of you, and the Series D certificate of designation, shall remain in full force and effect; provided, however, that notwithstanding anything to the contrary in the foregoing, from and after the closing of the transactions contemplated by the Letter Agreement, the Conversion Price (as defined in the Series D certificate of designation) for all shares of Series D Stock still held by you, if any, shall be $1.40. The Letter Agreement is terminated and of no further force or effect.

                                                   Series D Closing Instructions
                                                                November 4, 1998
                                                                     Page 3 of 3


7. Each of you and the Company will pay its own costs and expenses, including attorneys' fees and expenses incurred by you in connection with the transactions contemplated herein or in the Letter Agreement.

If you are in agreement with the foregoing, please sign, date and return this letter, which will constitute our agreement with respect thereto, together with your Series D Stock certificates.

Interleaf, Inc.



By:
     -------------------------------
     Craig Newfield, General Counsel

THE INVESTOR:


                                                   Shares of Series D             To be Delivered by the Company
                                                 Stock Being Converted           Common Stock           Bank Check
                                                 ---------------------           ------------           ----------
Name of Investor
           Name of Investor


      By:
           ----------------------------------
                                                          X00                      X00,000               $X00,000
    Name:
           ----------------------------------

   Title:
           ----------------------------------
                                                              No. of Series D Shares held by the
                                                              Investor after these transactions:
    Date:                                                                                                    0
           ----------------------------------                                                       --------------------
